Exhibit 99.2

M A C K - C A L I R E A L T Y C O R P O R A T I O N

NEWS RELEASE

For Immediate Release

Mack-Cali Realty Corporation

Reports Second Quarter 2021 Results

Jersey City, New Jersey – (July 28, 2021) – Mack-Cali Realty Corporation (NYSE: CLI) today reported its results for the second quarter 2021.

SECOND QUARTER 2021 HIGHLIGHTS

-	Net income (loss) of $(0.81) per share for the second quarter 2021, compared to $(0.41) for the second quarter 2020

-	Core Funds from Operations (“Core FFO”) per share of $0.15 for the second quarter 2021, compared to $0.28 for the second quarter 2020

-	Operating multifamily portfolio was 94.4% occupied as of July 25, 2021, above pre-pandemic levels and up from 89.7% as of March 31, 2021, resulting in a 1.4% increase in sequential Same Store Net Operating Income (“NOI”)

-	Riverhouse 9, a 295-unit apartment building located in Port Imperial, NJ opened in May 2021 and was 59.7% leased as of July 25, 2021

-	51,600 square feet of new office leases and 23,900 square feet of lease extensions signed during the quarter, contributing to rise in Waterfront office occupancy to 75.4% as of June 30, 2021 from 74.2% as of March 31, 2021

-	Suburban office disposition program substantially completed following $387 million of disposals in the quarter, resulting in $226 million of net cash proceeds

-	Further strengthened the balance sheet through redemption of $575 million unsecured corporate bonds and repayment of the $150 million term loan subsequent to quarter end

-	Expected up to $5 million of annual run-rate cash expense savings from the end of 2021 as a result of internal reorganization

“We are encouraged by the second quarter leasing activity and believe the quality of our multifamily portfolio, coupled with the live, work and play proposition of our office portfolio, makes us well positioned to continue capturing leasing demand as the economy reopens.” said Mahbod Nia, Mack-Cali’s Chief Executive Officer.

FINANCIAL HIGHLIGHTS

For more information and a reconciliation of FFO, Core FFO, Adjusted EBITDA and NOI to net income (loss) attributable to common shareholders, please refer to the following pages and the Company’s Supplemental Operating and Financial Data package for the second quarter 2021. Please note that all presented per share amounts are on a diluted basis.

Net income (loss) available to common shareholders for the quarter ended June 30, 2021 was $(72.1) million, or $(0.81) per share, compared to $(34.9) million, or $(0.41) per share, for the quarter ended June 30, 2020.

FFO for the quarter ended June 30, 2021 was $(47.5) million, or $(0.48) per share, compared to $5.0 million, or $0.05 per share, for the quarter ended June 30, 2020.

For the second quarter 2021, Core FFO was $15.3 million, or $0.15 per share, compared to $28.0 million, or $0.28 per share for the same period last year, primarily due to the impacts of the pandemic on our hotel and multifamily operations and the suburban asset disposals.

PORTFOLIO HIGHLIGHTS

As of June 30, 2021, Mack-Cali’s real estate portfolio comprised of 5.3 million square feet of office space and 5,825 operating multifamily units.

Office Activity

As of June 30, 2021, the Company’s consolidated office portfolio comprised of nine operational properties across 5.3 million rentable square feet and was 74.7% leased, up from 74.2% as of March 31, 2021, but below 80.3% as of June 30, 2020. The Company executed 88,600 square feet of new leases or lease renewals/extensions during the second quarter 2021.

The Waterfront office portfolio was 75.4% leased, up from 74.2% as of March 31, 2021, reflecting 75,500 square feet of leases signed during the quarter, including 51,600 square feet of new leases.

For the office portfolio, second quarter 2021 Same Store year-over-year revenue and NOI increased by 3.6% and 2.5%, respectively, due to straight line rent adjustments in the current and prior periods.

Multifamily Activity

The Company’s multifamily operating portfolio comprised of 5,825 units and was 94.4% occupied as of July 25, 2021, up from 89.7% as of March 31, 2021 and above pre-pandemic occupancy.

The multifamily Same Store year-over-year NOI decreased by 12.7%, reflecting a 4.6% drop in revenues due to the lag between leasing and occupancy at the beginning of the second quarter and an 8.5% increase in operating expenses mainly from higher maintenance and marketing expenses.

The multifamily Same Store sequential quarter-over-quarter NOI increased by 1.4%, driven primarily by a 1.5% rise in revenues.

During the quarter, the Company received its share of proceeds from the sale of its URBY tax credit totaling $2.6 million, which was included in the Core FFO.

TRANSACTION AND DEVELOPMENT ACTIVITY

Suburban New Jersey Office Dispositions

During the second quarter 2021, the Company disposed $387 million (1.8 million square feet) of suburban office assets.

▪  Short Hills, an 828,413 square foot NJ office portfolio, sold for $255 million on April 20, 2021

▪  50% interest in 12 Vreeland, a 139,750 square foot office building in Florham Park, NJ, sold for $2 million on April 29, 2021

▪  River Center, a 659,490 square foot office portfolio in Red Bank, NJ sold for $84 million on June 11, 2021

▪  Retail Center in Hanover, NJ comprising 151,500 square feet, sold for $46 million on June 30, 2021

In July 2021, the Company completed the disposal of 7 Giralda Farms for $29 million, using the net proceeds of the sale to fully retire the outstanding balance on the Company’s term loan.

Multifamily Development Activity

The Company commenced lease-up of three buildings in 2021:

▪  The Capstone at Port Imperial, NJ comprising 360 units, was launched in the first quarter 2021 and was 70.3% leased as of July 25, 2021

▪  The Upton in Short Hills, NJ comprising 193 units, was launched in the first quarter 2021 and was 93.8% leased as of July 25, 2021

▪  Riverhouse 9 at Port Imperial, NJ comprising 313 units, was launched in May 2021 and was 59.7% leased as of July 25, 2021

At quarter end, 1,616 residential units were under construction across four projects, including 866 units in the above mentioned projects.

OPERATIONAL EFFICIENCIES

Management has implemented cost saving initiatives that are expected to result in up to $5 million run-rate annual cash expense savings from the end of 2021, related primarily to a streamlined operational structure and reduction of corporate costs.

BALANCE SHEET/CAPITAL MARKETS

As at June 30, 2021, the Company had a debt-to-undepreciated assets ratio of 44.6% compared to 48.4% at December 31, 2020 and 50.2% at June 30, 2020.

Net debt to Adjusted EBITDA for the quarter ended June 30, 2021 was 15.1x compared to 13.0x for the quarter ended June 30, 2020. The Company's interest coverage ratio was 2.3x for the quarter ended June 30, 2021, compared to 2.6x for the quarter ended June 30, 2020.

On May 6, 2021, the Company entered into a new $250 million secured revolving credit facility and a $150 million secured term loan, which has now been fully retired. Simultaneously, the Company fully satisfied its unsecured corporate bonds.

CONFERENCE CALL/SUPPLEMENTAL INFORMATION

An earnings conference call with management is scheduled for July 29, 2021 at 8:30 a.m. Eastern Time, which will be broadcast live via the Internet at:

https://edge.media-server.com/mmc/p/j8qebjfp.

The live conference call is also accessible by calling (323) 794-2588 and requesting the Mack-Cali earnings conference call or passcode 3389870.

The conference call will be rebroadcast on Mack-Cali’s website at http://investors.mack-cali.com/corporate-overview beginning at 10:00 a.m. Eastern Time on July 29, 2021.

A replay of the call will also be accessible July 29, 2021 through August 5, 2021 by calling (719) 457-0820 and using the pass code, 3389870.

Copies of Mack-Cali’s second quarter 2021 Form 10-Q and Supplemental Operating and Financial Data are available on Mack-Cali’s website, as follows:

Second Quarter 2021 Form 10-Q:

http://investors.mack-cali.com/sec-filings

Second Quarter 2021 Supplemental Operating and Financial Data:

http://investors.mack-cali.com/quarterly-supplementals

In addition, once filed, these items will be available upon request from:

Mack-Cali Investor Relations Department

Harborside 3, 210 Hudson St., Ste. 400, Jersey City, New Jersey 07311

NON-GAAP FINANCIAL MEASURES

Included in this press release are Funds from Operations, or FFO, Core Funds from Operations, or Core FFO, net operating income, or NOI and Adjusted Earnings Before Interest, Taxes, Depreciation, and Amortization, or Adjusted EBITDA, each a “non-GAAP financial measure”, measuring Mack-Cali’s historical or future financial performance that is different from measures calculated and presented in accordance with generally accepted accounting principles (“U.S. GAAP”), within the meaning of the applicable Securities and Exchange Commission rules. Mack-Cali believes these metrics can be a useful measure of its performance which is further defined below.

For reconciliation of FFO and Core FFO to Net Income (Loss), please refer to the following pages. For reconciliation of NOI, and Adjusted EBITDA to Net Income (Loss), please refer to the Company’s disclosure in the Quarterly Financial and Operating Data package for the second quarter 2021.

FFO

FFO is defined as net income (loss) before noncontrolling interests in Operating Partnership, computed in accordance with U.S. GAAP, excluding gains or losses from depreciable rental property transactions (including both acquisitions and dispositions), and impairments related to depreciable rental property, plus real estate-related depreciation and amortization. The Company believes that FFO per share is helpful to investors as one of several measures of the performance of an equity REIT. The Company further believes that as FFO per share excludes the effect of depreciation, gains (or losses) from property transactions and impairments related to depreciable rental property (all of which are based on historical costs which may be of limited relevance in evaluating current performance), FFO per share can facilitate comparison of operating performance between equity REITs.

FFO per share should not be considered as an alternative to net income available to common shareholders per share as an indication of the Company’s performance or to cash flows as a measure of liquidity.  FFO per share presented herein is not necessarily comparable to FFO per share presented by other real estate companies due to the fact that not all real estate companies use the same definition. However, the Company’s FFO per share is comparable to the FFO per share of real estate companies that use the current definition of the National Association of Real Estate Investment Trusts (“NAREIT”). A reconciliation of net income per share to FFO per share is included in the financial tables accompanying this press release.

Core FFO

Core FFO is defined as FFO, as adjusted for certain items to facilitate comparative measurement of the Company's performance over time. Core FFO is presented solely as supplemental disclosure that the Company's management believes provides useful information to investors and analysts of its results, after adjusting for certain items to facilitate comparability of its performance from period to period. Core FFO is a non-GAAP financial measure that is not intended to represent cash flow and is not indicative of cash flows provided by operating activities as determined in accordance with GAAP. As there is not a generally accepted definition established for Core FFO, the Company's measures of Core FFO may not be comparable to the Core FFO reported by other REITs. A reconciliation of net income per share to Core FFO in dollars and per share is included in the financial tables accompanying this press release.

NOI and Same Store NOI

NOI represents total revenues less total operating expenses, as reconciled to net income above. The Company considers NOI to be a meaningful non-GAAP financial measure for making decisions and assessing unlevered performance of its property types and markets, as it relates to total return on assets, as opposed to levered return on equity. As properties are considered for sale and acquisition based on NOI estimates and projections, the Company utilizes this measure to make investment decisions, as well as compare the performance of its assets to those of its peers. NOI should not be considered a substitute for net income, and the Company’s use of NOI may not be comparable to similarly titled measures used by other companies. The Company calculates NOI before any allocations to noncontrolling interests, as those interests do not effect the overall performance of the individual assets being measured and assessed.

Same Store NOI is presented for the same store portfolio, which comprises all properties that were owned by the Company throughout both of the reporting periods.

ABOUT THE COMPANY

One of the country's leading real estate investment trusts (REITs), Mack-Cali Realty Corporation is an owner, manager and developer of premier office and multifamily properties in select waterfront and transit-oriented markets throughout New Jersey. Mack-Cali is headquartered in Jersey City, New Jersey, and is the visionary behind the city's flourishing waterfront, where the company is leading development, improvement and place-making initiatives for Harborside, a master-planned destination comprised of class A office, luxury apartments, diverse retail and restaurants, and public spaces.

A fully integrated and self-managed company, Mack-Cali has provided world-class management, leasing, and development services throughout New Jersey and the surrounding region for over two decades. By regularly investing in its properties and innovative lifestyle amenity packages, Mack-Cali creates environments that empower tenants and residents to reimagine the way they work and live.

Additional information on Mack-Cali Realty Corporation and the commercial real estate properties and multifamily residential communities available for lease can be found on the Company’s website at www.mack-cali.com.

The information in this press release must be read in conjunction with, and is modified in its entirety by, the Quarterly Report on Form 10-Q (the “10-Q”) filed by the Company for the same period with the Securities and Exchange Commission (the “SEC”) and all of the Company’s other public filings with the SEC (the “Public Filings”). In particular, the financial information contained herein is subject to and qualified by reference to the financial statements contained in the 10-Q, the footnotes thereto and the limitations set forth therein. Investors may not rely on the press release without reference to the 10-Q and the Public Filings.

We consider portions of this report, including the documents incorporated by reference, to be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of such act. Such forward-looking statements relate to, without limitation, our future economic performance, plans and objectives for future operations and projections of revenue and other financial items. Forward-looking statements can be identified by the use of words such as “may,” “will,” “plan,” “potential,” “projected,” “should,” “expect,” “anticipate,” “estimate,” "target," “continue” or comparable terminology. Forward-looking statements are inherently subject to certain risks, trends and uncertainties, many of which we cannot predict with accuracy and some of which we might not even anticipate. Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions at the time made, we can give no assurance that such expectations will be achieved. Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements and are advised to consider the factors listed above together with the additional factors under the heading "Disclosure Regarding Forward-Looking Statements" and "Risk Factors" in the Company's Annual Report on Form 10-K, as may be supplemented or amended by the Company's Quarterly Reports on Form 10-Q, which are incorporated herein by reference. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events, new information or otherwise, except as required under applicable law.

In addition, the extent to which the ongoing COVID-19 pandemic impacts us and our tenants will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the scope, severity and duration of the pandemic, the actions taken to contain the pandemic or mitigate its impact, and the direct and indirect economic effects of the pandemic and containment measures, among others.

Investor Contact:

Amanda Klein/Grace Cartwright

Gasthalter & Co.

212-257-4170

Mack-Cali@gasthalter.com

Mack-Cali Realty Corporation

Consolidated Statements of Operations

(In thousands, except per share amounts) (unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
REVENUES	2021	2020	2021	2020
Revenue from leases	$68,936	$66,357	$134,707	$138,336
Real estate services	2,593	2,755	5,120	5,748
Parking income	3,484	3,034	6,570	8,299
Hotel income	2,714	772	3,767	2,397
Other income	3,520	1,279	7,176	3,021
Total revenues	81,247	74,197	157,340	157,801

EXPENSES
Real estate taxes	12,222	10,777	24,053	21,917
Utilities	3,151	3,113	7,243	6,966
Operating services	19,090	15,842	34,540	32,063
Real estate services expenses	3,213	3,085	6,531	6,807
General and administrative	18,067	16,966	32,056	32,784
Dead deal and transaction-related costs	2,745	277	2,745	277
Depreciation and amortization	28,893	27,440	57,066	61,335
Property impairments	6,041	-	6,041	-
Land and other impairments	7,519	16,846	7,932	22,109
Total expenses	100,941	94,346	178,207	184,258

OTHER (EXPENSE) INCOME
Interest expense	(16,554)	(20,611)	(34,164)	(41,529)
Interest and other investment income (loss)	95	7	112	39
Equity in earnings (loss) of unconsolidated joint ventures	349	(946)	(1,107)	(1,654)
Realized gains (losses) and unrealized gains (losses) on disposition of rental property, net	3,521	-	3,521	(7,915)
Gain (loss) on disposition of developable land	111	-	111	4,813
Loss from extinguishment of debt, net	(46,735)	-	(46,735)	-
Total other income (expense)	(59,213)	(21,550)	(78,262)	(46,246)
Income (loss) from continuing operations	(78,907)	(41,699)	(99,129)	(72,703)

Discontinued operations:
Income from discontinued operations	2,796	20,694	13,758	41,600

Realized gains (losses) and unrealized gains (losses) on disposition of rental property and impairments, net	2,080	(11,929)	24,861	(39,675)
Total discontinued operations, net	4,876	8,765	38,619	1,925
Net income (loss)	(74,031)	(32,934)	(60,510)	(70,778)
Noncontrolling interests in consolidated joint ventures	1,198	829	2,533	1,005
Noncontrolling interest in Operating Partnership of income from continuing operations	7,669	4,527	9,974	8,089
Noncontrolling interests in Operating Partnership in discontinued operations	(444)	(838)	(3,511)	(185)
Redeemable noncontrolling interests	(6,471)	(6,471)	(12,942)	(12,942)
Net income (loss) available to common shareholders	$(72,079)	$(34,887)	$(64,456)	$(74,811)

Basic earnings per common share:
Income (loss) from continuing operations	$(0.86)	$(0.50)	$(1.13)	(0.90)
Discontinued operations	0.05	0.09	0.38	0.02
Net income (loss) available to common shareholders	$(0.81)	$(0.41)	$(0.75)	$(0.88)

Diluted earnings per common share:
Income (loss) from continuing operations	$(0.86)	$(0.50)	$(1.13)	$(0.90)
Discontinued operations	0.05	0.09	0.38	0.02
Net income (loss) available to common shareholders	$(0.81)	$(0.41)	$(0.75)	$(0.88)

Basic weighted average shares outstanding	90,774	90,629	90,733	90,622

Diluted weighted average shares outstanding	99,873	100,213	99,817	100,198

Mack-Cali Realty Corporation

Statements of Funds from Operations and Core FFO

(in thousands, except per share/unit amounts) (unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Net income (loss) available to common shareholders	$(72,079)	$(34,887)	$(64,456)	$(74,811)
Add (deduct): Noncontrolling interests in Operating Partnership	(7,669)	(4,527)	(9,974)	(8,089)
Noncontrolling interests in discontinued operations	444	838	3,511	185
Real estate-related depreciation and amortization on continuing operations (a)	31,097	30,297	61,219	67,092
Real estate-related depreciation and amortization on discontinued operations	252	1,354	911	2,708
Property impairments on continuing operations	6,041	-	6,041
Impairment of unconsolidated joint venture investment	(2)	-	(2)
Continuing operations: Realized (gains) losses and unrealized (gains) losses on disposition of rental property, net	(3,521)	-	(3,521)	7,915
Discontinued operations: Realized (gains) losses and unrealized (gains) losses on disposition of rental property, net	(2,080)	11,929	(24,861)	39,675
Funds from operations (b)	$(47,517)	$5,004	$(31,132)	$34,675

Add (Deduct):
(Gain) loss from early extinguishment of debt, net	46,735	-	46,735	-
Land and other impairments	7,519	16,846	7,932	22,109
(Gain) on disposition of developable land	-	-	-	(4,813)
Dead deal and transaction-related costs	2,745	277	2,745	277
Severance/separation costs on management restructuring	7,213	891	8,258	2,838
CEO and related management change costs	-	-	2,089	-
Reporting systems conversion costs	-	-	-	363
Proxy fight costs	-	5,017	-	5,816
Dead deal and post sales items in Other Income	(1,351)	-	(3,068)	-
Core FFO	$15,344	$28,035	$33,559	$61,265

Diluted weighted average shares/units outstanding (c)	99,873	100,213	99,817	100,198

Funds from operations per share/unit-diluted	$(0.48)	$0.05	$(0.31)	$0.35

Core funds from operations per share/unit diluted	$0.15	$0.28	$0.34	$0.61

Dividends declared per common share	$-	$0.20	$-	$0.40

Supplemental Information:
Non-incremental revenue generating capital expenditures:
Building improvements	$2,662	$1,103	$5,355	$4,350
Tenant improvements & leasing commissions (d)	$502	$2,897	$1,272	$10,990
Tenant improvements & leasing commissions on space vacant for more than a year	$6,354	$6,068	$9,156	$9,026
Straight-line rent adjustments (e)	$2,255	$(855)	$3,534	$1,277
Amortization of (above)/below market lease intangibles, net (f)	$620	$857	$1,652	$1,803
Amortization of stock compensation	$2,609	$2,496	$5,210	$5,108
Amortization of lease inducements	$5	$59	$(8)	$116
Non real estate depreciation and amortization	$329	$482	$654	$932
Amortization of deferred financing costs	$1,283	$1,060	$2,190	$2,084

(a)	Includes the Company’s share from unconsolidated joint ventures, and adjustments for noncontrolling interests, of $2,533 and $3,340 for the three months ended June 30, 2021 and 2020, respectively, and $4,808 and $6,689 for the six months ended June 30, 2021 and 2020, respectively. Excludes non-real estate-related depreciation and amortization of $329 and $482 for the three months ended June 30, 2021 and 2020, respectively, and $654 and $932 for the six months ended June 30, 2020 and 2021, respectively.
(b)	Funds from operations is calculated in accordance with the definition of FFO of the National Association of Real Estate Investment Trusts (NAREIT). See "Information About FFO" in this release.
(c)	Calculated based on weighted average common shares outstanding, assuming redemption of Operating Partnership common units into common shares (8,765 and 9,395 shares for the three months ended June 30, 2021 and 2020, respectively, and 8,784 and 9,419 for the six months ended June 30, 2021 and 2020, respectively), plus dilutive Common Stock Equivalents (i.e. stock options).
(d)	Excludes expenditures for tenant spaces that have not been owned for at least a year.
(e)	Includes free rent of $4,464 and $3,301 for the three months ended June 30, 2021 and 2020, respectively, and $8,189 and $6,257 for the six months ended June 30, 2021 and 2020, respectively. Also, includes the Company's share from unconsolidated joint ventures of $46 and $(11) for the three months ended June 30, 2021 and 2020, respectively, and $134 and $17 for the six months ended June 30, 2021 and 2020, respectively.
(f)	Includes the Company's share from unconsolidated joint ventures of $0 and $0 for the three months ended June 30, 2021 and 2020, respectively, and $0 and $0 for the six months ended June 30, 2021 and 2020, respectively.

Statements of Funds from Operations (FFO) and Core FFO per Diluted Share

(amounts are per diluted share, except share counts in thousands) (unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Net income (loss) available to common shareholders	$(0.81)	$(0.41)	$(0.75)	$(0.88)
Add (deduct): Real estate-related depreciation and amortization on continuing operations (a)	0.31	0.30	0.61	0.67
Real estate-related depreciation and amortization on discontinued operations	-	0.01	0.01	0.03
Redemption value adjustment to redeemable noncontrolling interests	0.02	0.03	0.04	0.06
Property impairments on continuing operations	0.06	-	0.06	-
Continuing operations: Realized (gains) losses and unrealized (gains) losses on disposition of rental property, net	(0.04)	-	(0.04)	0.08
Discontinued operations: Realized (gains) losses and unrealized (gains) losses on disposition of rental property, net	(0.02)	0.12	(0.25)	0.40
Noncontrolling interest/rounding adjustment	-	-	0.01	(0.01)
Funds from operations (b)	$(0.48)	$0.05	$(0.31)	$0.35

Add (Deduct):
(Gain) loss on extinguishment of debt	0.47	-	0.47	-
Land and other impairments	0.08	0.17	0.08	0.22
Dead deal and transaction-related costs	0.03	-	0.03	-
(Gain) on disposition of developable land	0.07	-	0.08	(0.05)
Severance/separation costs on management restructuring	-	0.01	-	0.03
CEO and related management change costs	-	-	0.02	-
Proxy fight costs	-	0.05	-	0.06
Dead deal and post sales items in Other Income	(0.01)	-	(0.03)	-
Noncontrolling interest/rounding adjustment	(0.01)	-	-	-
Core FFO	$0.15	$0.28	$0.34	$0.61

Diluted weighted average shares/units outstanding (c)	99,873	100,213	99,817	100,198

(a)	Includes the Company’s share from unconsolidated joint ventures of $0.03 and $0.04 for the three months ended June 30, 2021 and 2020, respectively, and $0.06 and $0.08 for the six months ended June 30, 2020 and 2021, respectively.
(b)	Funds from operations is calculated in accordance with the definition of FFO of the National Association of Real Estate Investment Trusts (NAREIT). See “Information About FFO” in this release.
(c)	Calculated based on weighted average common shares outstanding, assuming redemption of Operating Partnership common units into common shares (8,765 and 9,395 shares for the three months ended June 30, 2021 and 2020, respectively, and 8,784 and 9,419 for the six months ended June 30, 2021 and 2020, respectively), plus dilutive Common Stock Equivalents (i.e. stock options).

Mack-Cali Realty Corporation

Consolidated Balance Sheets

(in thousands, except per share amounts) (unaudited)

	June 30,	December 31,
Assets	2021	2020
Rental property
Land and leasehold interests	$632,292	$639,636
Buildings and improvements	3,854,494	3,743,831
Tenant improvements	166,868	171,623
Furniture, fixtures and equipment	90,082	83,553
	4,743,736	4,638,643
Less – accumulated depreciation and amortization	(693,868)	(656,331)
	4,049,868	3,982,312
Rental property held for sale, net	84,834	656,963
Net investment in rental property	4,134,702	4,639,275
Cash and cash equivalents	37,628	38,096
Restricted cash	16,147	14,207
Investments in unconsolidated joint ventures	154,914	162,382
Unbilled rents receivable, net	70,786	84,907
Deferred charges, goodwill and other assets, net	173,379	199,541
Accounts receivable	3,921	9,378

Total assets	$4,591,477	$5,147,786

Liabilities and Equity
Senior unsecured notes, net	$-	$572,653
Revolving credit facility and term loans	189,000	25,000
Mortgages, loans payable and other obligations, net	2,170,284	2,204,144
Dividends and distributions payable	386	1,493
Accounts payable, accrued expenses and other liabilities	171,321	194,717
Rents received in advance and security deposits	27,406	34,101
Accrued interest payable	5,775	10,001
Total liabilities	2,564,172	3,042,109
Commitments and contingencies

Redeemable noncontrolling interests	516,972	513,297

Equity:
Mack-Cali Realty Corporation stockholders’ equity:
Common stock, $0.01 par value, 190,000,000 shares authorized,90,947,154 and 90,712,417 shares outstanding	909	907
Additional paid-in capital	2,529,050	2,528,187
Dividends in excess of net earnings	(1,194,733)	(1,130,277)
Total Mack-Cali Realty Corporation stockholders’ equity	1,335,226	1,398,817

Noncontrolling interests in subsidiaries:
Operating Partnership	132,683	148,791
Consolidated joint ventures	42,424	44,772
Total noncontrolling interests in subsidiaries	175,107	193,563

Total equity	1,510,333	1,592,380

Total liabilities and equity	$4,591,477	$5,147,786